Exhibit 99.1

Orbital Energy Group, Inc. Announces $21.0 Million Registered Direct Offering

HOUSTON, April 29, 2022 /PRNewswire/ -- Orbital Energy Group, Inc. (Nasdaq: OEG) ("Orbital Energy" or the "Company") today announced that it has entered into a definitive agreement with a single institutional investor, for the purchase and sale of 16,153,847 shares of the Company's common stock (or common stock equivalents) at a purchase price of $1.30 per share and warrants to purchase 16,153,847 shares of its common stock at an exercise price of $1.31 per share in a registered direct offering for gross proceeds of approximately $21.0 million before deducting placement agent fees and other estimated offering expenses. The warrants will have a five-year term and will become exercisable six months following the date of issuance. The closing of the offering is expected to occur on or about May 3, 2022, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252682) previously filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, which was declared effective by the SEC on April 29, 2021. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Orbital Energy Group

Orbital Energy Group, Inc. (Nasdaq: OEG) is a diversified infrastructure services platform, providing engineering, design, construction, and maintenance services to customers in the electric power, telecommunications, and renewable industries.

Orbital Energy Group is dedicated to maximizing shareholder value, by striving to exceed our customers' expectations, building a diverse workforce and making a positive difference in the lives of our employees and the communities in which we operate, and contributing to reducing the carbon footprint through the services we provide.

For more information please visit: www.orbitalenergygroup.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the timing and completion of the proposed offering and other statement that are predictive in nature. These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company's filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2021, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Orbital undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Three Part Advisors

John Beisler or Steven Hooser

817-310-8776

investors@orbitalenergygroup.com